UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2011

_______________________________

TriQuint Semiconductor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 13, 2011, TriQuint Semiconductor, Inc. (the “Company”) held its Annual Meeting of Stockholders in Hillsboro, Oregon. The Company solicited votes by proxy pursuant to proxy solicitation materials first distributed to our stockholders on or about April 1, 2011. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes:

1.    The election of Charles Scott Gibson, David H.Y. Ho, Nicolas Kauser, Ralph G. Quinsey, Dr. Walden C. Rhines, Steven J. Sharp and Willis C. Young as directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected:

Nominee	For	Against	Abstain	Broker Non-Votes
Charles Scott Gibson	106,766,658	13,476,536	59,314	27,205,001
David H.Y. Ho	119,118,983	1,099,603	83,922	27,205,001
Nicolas Kauser	119,299,696	943,831	58,981	27,205,001
Ralph G. Quinsey	119,273,556	979,321	49,631	27,205,001
Dr. Walden C. Rhines	118,328,503	1,906,491	67,514	27,205,001
Steven J. Sharp	118,576,978	1,619,183	106,347	27,205,001
Willis C. Young	119,851,123	401,009	50,376	27,205,001

2.    The ratification of the audit committee's appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
146,242,741	975,718	289,050

3.    The approval of the amended TriQuint 2009 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
84,715,126	33,203,548	2,383,834	27,205,001

4.    The approval, by non-binding vote, of executive compensation:

For	Against	Abstain	Broker Non-Votes
113,455,816	4,444,506	2,402,186	27,205,001

5.    The recommendation, by non-binding vote, of the frequency of holding an advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstain
94,068,395	787,880	23,112,694	2,333,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date: May 18, 2011